UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2026

XCEL BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37527	76-0307819
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Seventh Avenue, 11th Floor, New York, New York		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (347) 727-2474

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XELB	Nasdaq Capital Market

Item 1.01Entry into a Material Definitive Agreement

On April 14, 2026 (the “Senior Note Closing Date”), the Company and certain of its subsidiaries entered into certain agreements  with Smithline Family Trust II (“SFT”), Quick Capital, LLC (“Quick”) and Clear Markets Capital, LLC, a company controlled by Robert W. D’Loren, Chairman and Chief Executive Officer of the Company (“IPX”; SFT, Quick and IPX, collectively, the “Purchasers”) pursuant to which the Purchasers purchased senior secured notes from the Company (the “Senior Note Issuance”). The description of the Senior Note Issuance and the agreements entered into in connection therewith are set forth below under Item 2.03; such description is incorporated under this Item 1.01.

On April 13, 2026 (the “Seventh Amendment Effective Date”), the Company and certain of its subsidiaries entered into that certain Seventh Amendment to Loan and Security Agreement with each lender party thereto and FEAC Agent, LLC, as administrative agent and collateral agent for the lenders (the “Seventh Amendment”). The description of the Seventh Amendment and the agreements entered into in connection therewith are set forth below under Item 2.03; such description is incorporated under this Item 1.01.

Item 2.03Creation of a Direct Financial Obligation Under or an Off-balance Sheet Arrangement of a Registrant

On the Senior Note Closing Date, the Company and certain direct and indirect subsidiaries of the Company (the “Subsidiary Guarantors”) entered into certain agreements with Smithline Family Trust II (“SFT”), Quick Capital, LLC (“Quick”) and Clear Markets Capital, LLC, a company controlled by Robert W. D’Loren, Chairman and Chief Executive Officer of the Company (“IPX”; SFT, Quick and IPX, collectively, the “Purchasers”), including (i) that certain Securities Purchase Agreement, by and among the Company, the Subsidiary Guarantors and the Purchasers (the “SPA”), pursuant to which the Company issued and sold to the Purchasers 12.5% Senior Secured Note due April 13, 2027 in the original principal amount of $3,005,780.35 (the “Secured Notes”) and an aggregate of 100,579 shares of common stock of the Company. The Company’s obligations under the Notes are guaranteed by the Subsidiary Guarantors pursuant to the Subsidiary Guarantee, dated as of the Senior Note Closing Date. The Secured Notes and the guarantee of the Subsidiary Guarantors are secured by the assets of the Company and the Subsidiary Guarantors pursuant to that certain Security Agreement, dated as of the Senior Note Closing Date, by and among the Company, the Subsidiary Guarantors and SFT, as collateral agent for the Purchasers (the “Security Agreement”).  At any time after the occurrence of an event of default under the Secured Notes and for so long as such event of default has not been waived, the Secured Notes (other than the Secured Note issued to IPX) are convertible into shares of common stock of the Company (i) initially at a fixed conversion price equal to $1.165 per share (as adjusted in accordance with the terms of the Secured Notes) and (ii) after May 17, 2026, at a price equal to the lesser of (a) 85% multiplied by the lowest volume weighted average price of the common stock during the 10-trading day period prior to conversion and (b) $1.165.  The Secured Note issued to IPX is convertible into shares of common stock of the Company initially at a fixed conversion price equal to $1.435 per share (the Nasdaq Official Closing Bid Price on April 13, 2026), subject to adjustment as set forth therein.  In addition, to the extent that Company is listed on the Nasdaq Capital Market, the aggregate number of shares of common stock issuable to the Purchasers and any subsequent holder of the Secured Note shall not exceed 19.9% of the total number of shares of Common Stock outstanding or of the voting power of the common stock as of the Senior Note Closing Date less the shares issued pursuant to the SPA (the “Exchange Maximum”) unless the Company has obtained stockholder approval in compliance with Nasdaq Listing Rule 5635(d) to authorize the issuance of shares of common stock in connection with the conversion or exchange of all Secured Notes.

The Company granted the Purchasers certain piggyback registration rights with respect to the shares of Common Stock issuable upon conversion of the Secured Notes.

IPX purchased $57,803 original principal amount of the Secured Notes on the same terms as the other Purchasers, except as to the exercise price of for the conversion of the Secured Note to shares of common stock of the Company as described above.

On the Seventh Amendment Effective Date, the Company and the Subsidiary Guarantors entered into the Seventh Amendment with IPX, UTG Capital Inc. (“UTG and, collectively with IPX, the “Lenders”) and FEAC Agent, LLC, as administrative agent and collateral agent for the Lenders (the “FEAC Agent”), pursuant to which the original Loan and Security Agreement, dated as of December 12, 2024 (as amended, the “Existing Loan Agreement” and the Existing Loan Agreement as amended by the Seventh Amendment, the “Amended Loan Agreement”), by and among the Company, the Subsidiary Guarantors, the Agent and the lenders party to the Existing Loan Agreement was amended to provide for, among other things, the ability of the Company to consummate the Senior Note Issuance, the ability for IPX to convert its $500,000 Term Loan A Note to Common Shares of the Company at the price per share equal to $1.435, subject to adjustment as provided in the Amended Loan Agreement, the modifications to certain payment terms in connection with the Senior Note Issuance, modifications to certain financial covenants, modifications to certain financial reporting requirements and the amendment of the FEAC Agent’s role to include certain limitations.

In connection with the Seventh Amendment, the FEAC Agent’s affiliated lenders under the Existing Loan Agreement entered into (1) that certain Assignment Agreement, dated as of the Seventh Amendment Effective Date (the “IPX Assignment”), between such lenders and IPX, whereby such lenders sold and assigned a portion of the Term Loan A to IPX and (2) that certain Assignment Agreement, dated as of the Seventh Amendment Effective Date (the “UTG Assignment”), between such lenders and UTG, whereby such lenders sold and assigned the entirety of the Term Loan B to UTG.  In connection with the IPX Assignment, the Companies and certain of its subsidiaries executed and delivered to IPX a Term Loan A Note, dated as of the Seventh Amendment Effective Date, convertible into shares of common stock, par value $0.0001 per share, of the Company, at a conversion price of $1.435 per share, at any time after the Effective Time. The “Effective Time” shall be the earlier date on which (i) the Company has obtained stockholder approval in compliance with Nasdaq Listing Rule 5635(d) to authorize the issuance of shares of common stock in connection with the conversion or exchange of the Term Loan A Note, the shares of common stock issued under the SPA (including upon conversion of the Secured Notes) issued thereunder and (ii) the Purchaser Notes are no longer convertible (including upon the occurrence of a future event) or have been repaid in full.

The loans outstanding after giving effect to the Seventh Amendment are as follows: (1) Term Loan A in the principal amount of $500,000 and (2) Term Loan B in the amount of $10,083,669.24 (collectively, the “Term Loans”).

Principal on the Term Loan A is payable on the maturity date of September 20, 2027. Principal on the Term Loan B is payable on the maturity date of December 12, 2028. The Term Loans are guaranteed by the Subsidiary Guarantors, and are secured by all of the assets of the Company and the Subsidiary Guarantors.

The payment of the obligations of the Company and the Subsidiary Guarantors under the Amended Loan Agreement and other agreements entered into in connection therewith (the “Subordinated Obligations”), including the payment of the Term Loans, are subject that certain Intercreditor Agreement, dated as of Seventh Amendment Effective Date, by and among the Company, the Subsidiary Guarantors, the Lenders, FEAC Agent, the Purchasers and SFT, in its capacity as collateral agent for the Purchasers, pursuant to which the Subordinated Obligations are subordinated to the obligations of the Company and the Subsidiary Guarantors to the Purchasers under the Secured Notes and Issuance, and the agreements entered into in connection with the Secured Notes.

Item 3.02Sale of Unregistered Equity Securities

In connection with the Senior Note Issuance, the Company issued to the Purchasers 100,579 shares of its Common Stock, of which 1,472 shares of common stock were issued to IPX.

The issuance of the Secured Notes and the Company’s Common Stock to the Purchasers pursuant to the Senior Note Issuance referenced above were not registered under the Securities Act and was not a “public offering” as defined in Section 4(a)(2) of the Securities Act due to the insubstantial number of persons involved, the size of the offerings, the manner of the offering and the number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, each the Purchasers, including IPX, represented that it had the necessary investment intent as required by Section 4(a)(2) and each of them agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act for this transaction.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Senior Secured Note due April 13, 2027 issued to STF

4.2	Senior Secured Note due April 13, 2027 issued to Quick

4.3	Senior Secured Note due April 13, 2027 issued to IPX

4.4	Term Loan A Note issued to IPX, dated April 13, 2026

4.5	Term Loan B Note issued to UTG, dated April 13, 2026

10.1	Seventh Amendment to Loan and Security Agreement

10.2	Securities Purchase Agreement dated as of April 13, 2026 by and among Quick IPX, and each other Purchaser identified on a signature page thereto.

10.3	Security Agreement dated as of April 13, 2027

10.4	Intellectual Property Security Agreement dated as of April 13, 2027

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCEL BRANDS, INC.
(Registrant)

By:	/s/ James F. Haran
	Name:	James F. Haran
	Title:	Chief Financial Officer

Date: April 17, 2026

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